Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-6263 on Form S-4, No. 333-161838 on Form S-3, No. 333-95343 on Form S-8 and No. 333-171376 on Form S-8 of Alliance Financial Corporation of our report dated March 14, 2011 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of Alliance Financial Corporation, appearing in this Annual Report on Form 10-K.

/s/Crowe Horwath LLP
Crowe Horwath LLP

New York, New York

March 14, 2011